Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2022, relating to our audits of the consolidated financial statements and effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K of 22nd Century Group, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the captions "Experts".

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York
September 2, 2022